Exhibit 10.23

APOLLO EDUCATION GROUP, INC.

STOCK OPTION AGREEMENT

RECITALS

A.    The Corporation has implemented the Incentive Plan for the purpose of providing eligible persons in the Corporation’s service with the opportunity to receive one or more equity incentive awards designed to encourage them to continue their service relationship with the Corporation.
B.    Optionee is to render valuable services to the Corporation, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Incentive Plan in connection with the Corporation’s grant of an Option to Optionee as an additional inducement to perform those services.
C.All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.
NOW, THEREFORE, it is hereby agreed as follows:
1.    Grant of Option. The Corporation hereby grants to ____________________ (“Optionee”) on _________ (the “Grant Date”) a Non-Statutory Option to purchase [ ] shares of the Corporation’s Class A Common Stock (the “Option Shares”) at an exercise price of $[ ] per share (the “Exercise Price”), the closing price per share of such Class A Common Stock on the Nasdaq Global Select Market on the Grant Date.
2.    Option Term. The term of this Option shall commence on the Grant Date and continue in effect until the close of business on _________ (the “Expiration Date”), unless sooner terminated in accordance with Paragraph 5 or 6.
3.    Limited Transferability.
(a)    Except for the limited transferability provided under this Paragraph 3(a), this Option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, this Option may be assigned in whole or in part during Optionee’s lifetime to a Living Trust, and the assigned portion may only be exercised by that Living Trust. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment and shall be evidenced by an assignment agreement in form reasonably satisfactory to the Corporation. For purposes of this Paragraph 3(a), a Living Trust shall mean a revocable living trust established by Optionee or by Optionee and his spouse of which Optionee is the sole trustee (or sole co-trustee with his spouse) and sole beneficiary (or sole co-beneficiary with his spouse) during Optionee’s lifetime.

(b)    Optionee may also designate one or more persons as the beneficiary or beneficiaries of this Option, and this Option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this Option. Such beneficiary or beneficiaries shall take the transferred Option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this Option may, pursuant to Paragraph 5, be exercised following Optionee’s death.
4.    Dates of Exercise. This Option shall vest and become exercisable for the Option Shares as follows:____________________________, provided Optionee continues in the Company’s employ through each such vesting date. The foregoing vesting schedule shall constitute the “Vesting Schedule” for the Option. However, this Option may vest and become exercisable in whole or in part on an accelerated basis in accordance with the special vesting acceleration provisions of Paragraph 5(b) or Paragraph 6 of this Agreement. As the Option becomes exercisable for one or more installments, those installments shall accumulate, and the Option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the Option term under Paragraph 5 or 6.
5.    Cessation of Service. The Option term specified in Paragraph 2 shall terminate (and this Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:
(a)    Except as otherwise expressly provided in subparagraphs (d) and (f) of this Paragraph 5 or Paragraph 6(b), should Optionee cease to remain in Service for any reason while this Option is outstanding, then Optionee (or other permitted transferee of this Option in accordance with Paragraph 3(a)) shall have a twelve (12)-month period measured from the date of such cessation of Service during which to exercise this Option for any or all of the Option Shares for which this Option is, pursuant to the Vesting Schedule specified in Paragraph 4 or the special vesting acceleration provisions of Paragraph 5(b) or Paragraph 6 below, vested and exercisable at the time of Optionee’s cessation of Service, but in no event shall this Option be exercisable at any time after the Expiration Date.
(b)    Should (A) Optionee’s Service terminate prior to the completion of the Vesting Schedule by reason of (i) an involuntary termination of his employment by the Corporation other than for Cause, (ii) Optionee’s death or Disability, or (iii) Optionee’s resignation for Good Reason, (B) except in the case of Optionee’s Service terminating due to death or Disability, Optionee execute and deliver on a timely basis the general release required pursuant to Section 7 of the Employment Agreement, and (C) such release become effective and enforceable following the expiration of any applicable revocation period, then this option, to the extent outstanding at that time but not otherwise vested and exercisable for all the Option Shares, shall thereupon immediately vest and become exercisable for that number of additional Option Shares equal to the number of additional Option Shares for which this option would have otherwise been vested and exercisable in accordance with the Vesting Schedule had Optionee completed an additional twelve (12) months of Service prior to such termination of Service.

(c)    Should Optionee’s Service terminate by reason of his death or Disability, then this Option, to the extent vested and outstanding at that time, pursuant to the Vesting Schedule specified in Paragraph 4 and any special vesting acceleration provisions that may have become applicable under Paragraph 5(b) above or Paragraph 6 below, may be exercised by (i) the personal representative of Optionee’s estate, (ii) the Living Trust to which this Option is transferred pursuant to Paragraph 3(a) of this Agreement or (iii) the person or persons to whom the Option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death, as the case may be. However, if Optionee dies while holding this Option and has an effective beneficiary designation in effect for this Option at the time of his death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this Option following Optionee’s death. Any right to exercise this Option pursuant to this Paragraph 5(c) shall lapse, and this Option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.
(d)    Should (A) Optionee’s Service terminate by reason of (i) an involuntary termination of his employment by the Corporation other than for Cause or (ii) Optionee’s resignation for Good Reason, (B) Optionee execute and deliver on a timely basis the general release required pursuant to Section 7 of the Employment Agreement, and (C) such release become effective and enforceable following the expiration of any applicable revocation period, then Optionee (or other permitted transferee of this Option in accordance with Paragraph 3(a)) shall have a twenty-four (24)-month period measured from the date of such cessation of Service during which to exercise this Option for any or all of the Option Shares for which this Option is, pursuant to the Vesting Schedule specified in Paragraph 4 and any special vesting acceleration provisions that may have become applicable under Paragraph 5(b) above or Paragraph 6 below, vested and exercisable at the time of such termination of Service. In no event, however, shall this Option be exercisable at any time after the Expiration Date. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any exercisable Option Shares for which the Option has not otherwise been exercised.
(e)    The applicable period of post-Service exercisability in effect pursuant to the foregoing provisions of this Paragraph 5 shall automatically be extended by an additional period of time equal in duration to any interval within such post-Service exercise period during which the exercise of this Option or the immediate sale of the Option Shares acquired under this Option cannot be effected in compliance with the applicable registration requirements of federal and state securities laws, but in no event shall such an extension result in the continuation of this Option beyond the Expiration Date.
(f)    Should Optionee’s Service be terminated for Cause, then this Option, whether or not vested and exercisable, shall terminate immediately and cease to be outstanding.
(g)    During the limited period of post-Service exercisability provided pursuant to the foregoing provisions of this Paragraph 5, this Option may not be exercised in the aggregate for more than the number of Option Shares for which this Option is at the time vested and exercisable pursuant to the Vesting Schedule specified in Paragraph 4 or the special vesting acceleration provisions of Paragraph 5(b) above or Paragraph 6 below. Except as otherwise expressly provided in Paragraph 5(b) above, this Option shall not vest or become exercisable for any additional Option Shares following the Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any exercisable Option Shares for which the Option has not otherwise been exercised.
6.    Special Acceleration of Option.
(a)    Should a Change in Control be effected during Optionee’s period of Service but at a time when this Option is not otherwise fully vested and exercisable, then this Option shall automatically vest on an accelerated basis so that this Option shall, immediately prior to the effective date of such Change in Control, vest and become exercisable for all of the Option Shares at the time subject to this Option and may be exercised for any or all of those Option Shares as fully vested shares of Class A Common Stock.
(b)    Notwithstanding any provision to the contrary in this Agreement, the Option shall, immediately following consummation of a Change in Control, terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.
(c)    If the Option is assumed in connection with a Change in Control or otherwise continued in effect, then the Option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Class A common stock subject to the Option would have been converted in consummation of such Change in Control had those shares actually been outstanding at the time. Appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.  To the extent the actual holders of the Company’s outstanding Class A common stock receive cash consideration for their Class A common stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of this Option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Class A common stock in such Change in Control, provided such common stock is readily tradable on an established U.S. securities exchange or market.
(d)    The term “Change in Control” shall have the meaning assigned to such term in Section 3.1 (e) of the Plan.  For the avoidance of doubt, for purposes of this Section, a Change in Control shall only be considered effected, closed or consummated when the underlying transaction or event is completed and not when shareholder approval or another intermediate step relating to the Change in Control occurs.
(e)    This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
7.    Adjustment in Option Shares. Should any change be made to the Class A Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Class A Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Class A Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the total number and/or class of securities subject to this Option and (ii) the Exercise Price. The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to reflect such change, and those adjustments shall be final, binding and conclusive upon Optionee and any other person or persons having an interest in the Option. In the event of any Change in Control transaction, the adjustment provisions of Paragraph 6(c) shall be controlling.
8.    Stockholder Rights. The holder of this Option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the Option, paid the Exercise Price and become a holder of record of the purchased shares.
9.    Manner of Exercising Option.
(a)    In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee (or any other person or persons exercising the Option) must take the following actions:
(i)    Execute and deliver to the Corporation a Notice of Exercise as to the Option Shares for which the Option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation of the exercise of this Option for one or more Option Shares.
(ii)    Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:
(A)    cash or check made payable to the Corporation;
(B)    shares of Class A Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership in a manner reasonably satisfactory to the Corporation) held for the requisite period (if any) necessary to avoid any incremental charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or
(C)    through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Withholding Taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.
Except to the extent the sale and remittance procedure is utilized in connection with the Option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or other notification procedure).
(iii)    Furnish to the Corporation appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise this Option.
(iv)    Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing Optionee) for the satisfaction of all Withholding Taxes applicable to the Option exercise.
(b)    As soon as practical after the Exercise Date and the Corporation’s collection of the applicable Withholding Taxes, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this Option) a certificate for the purchased Option Shares.
(c)    In no event may this Option be exercised for any fractional shares.
10.    Withholding Taxes. Optionee may satisfy the Withholding Taxes applicable to each exercise of this Option by (i) delivering to the Corporation that number of shares of Class A Common Stock at the time owned by Optionee (exclusive of the shares purchased at that time under this Option), duly endorsed for transfer to the Corporation and free and clear of any liens, claims, security interests or other encumbrances, with an aggregate Fair Market Value equal of the dollar amount of such Withholding Taxes, (ii) delivering to the Corporation cash, a check payable to the Corporation or such other form of payment permitted by the Plan Administrator in the aggregate dollar amount required to satisfy such Withholding Taxes or (iii) using a portion of the sale proceeds of the purchased Option Shares to satisfy such tax withholding amount, to the extent Optionee exercises the Option pursuant to the sale and remittance procedure set forth in paragraph 9(a)(ii)(C) hereof.
11.    Compliance with Laws and Regulations. The exercise of this Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Class A Common Stock may be listed for trading at the time of such exercise and issuance. All shares of Class A Common Stock issued pursuant to the exercise of this Option shall be registered on a Form S-8 registration statement under the Securities Act of 1933, as amended.

12.    Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this Option designated by Optionee.
13.    Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices or shall be effected by properly addressed electronic mail delivery. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the most recent address then on file for Optionee in the Corporation’s Human Resources Department. All notices shall be deemed effective upon personal or electronic delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
14.    Construction. This Agreement and the Option evidenced hereby are made and granted pursuant to the Incentive Plan and are in all respects limited by and subject to the terms of the Incentive Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Incentive Plan or this Agreement shall be conclusive and binding on all persons having an interest in this Option.
15.    Conflicting Provisions. This Option has been granted pursuant to the provisions of Section __ of the Employment Agreement, and this Agreement and the Option evidenced by such Agreement are subject to the terms of the Employment Agreement. In the event of any conflict between the provisions of the Employment Agreement and this Agreement or the Incentive Plan, the provisions of the Employment Agreement shall be controlling.
16.    Benefit Limitation. Notwithstanding any provision to the contrary in this Agreement, should any accelerated vesting of this Option in connection with a Change in Control transaction constitute a parachute payment under Code Section 280G, then such vesting acceleration shall be subject to the benefit limitation provisions of Section __ of the Employment Agreement.
17.    Proprietary Information and Intellectual Property Agreement. Optionee accepts and agrees to comply with the terms of his Proprietary Information and Intellectual Property Agreement (“PIIPA”), attached as Appendix A to Optionee’s 2014 Employment Agreement and incorporated herein by reference.

18.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona without resort to that State’s conflict-of-laws rules.
19.    Optionee Acceptance. Optionee must accept the terms and conditions of this Agreement, either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company. In no event shall any Option Shares be exercisable under this Agreement in the absence of such acceptance.

IN WITNESS WHEREOF, Apollo Education Group, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the date indicated below its signature line, and Optionee has executed this Agreement on the date below his signature line.
APOLLO EDUCATION GROUP, INC.

BY: ________________________________
TITLE: ____________________________

OPTIONEE
____________________________________

APPENDIX
The following definitions shall be in effect under the Agreement:
A.    Agreement shall mean this Stock Option Agreement.
B.    Board shall mean the Corporation’s Board of Directors.
C.    Cause shall have the meaning assigned to such term in the Employment Agreement, as in effect on the Grant Date.
D.    Change in Control shall have the meaning assigned to such term in Section 3.1 of the Incentive Plan.
E.    Class A Common Stock shall mean shares of the Corporation’s Class A common stock.
F.    Code shall mean the Internal Revenue Code of 1986, as amended.
G.    Corporation shall mean Apollo Education Group, Inc., an Arizona corporation, and any successor corporation to all or substantially all of the assets or voting stock of Apollo Education Group, Inc. which shall by appropriate action adopt the Incentive Plan.
H.    Disability shall have the meaning assigned to such term in the Employment Agreement, as in effect on the Grant Date.
I.    Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
J.    Exercise Date shall mean the date on which the Option shall have been exercised in accordance with Paragraph 9 of this Agreement.
K.    Exercise Price shall mean the exercise price per Option Share as specified in Paragraph 1 of this Agreement.
L.    Expiration Date shall mean the date on which the Option expires as specified in Paragraph 2 of this Agreement.
M.    Employment Agreement shall mean the Amended and Restated Employment Agreement between the Corporation and Optionee dated June 5, 2014.
N.    Fair Market Value per share of Class A Common Stock on any relevant date shall be the closing price per share of Class A Common Stock on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock

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Exchange on which the Common Stock is then primarily traded. If there is no closing price for the Common Stock on the date in question, then the Fair Market Value shall be the closing price on the last preceding date for which such quotation exists.
O.    Good Reason shall have the meaning assigned to such term in the Employment Agreement, as in effect on the Grant Date
P.    Grant Date shall mean the grant date of the Option as specified in Paragraph 1 of this Agreement.
Q.    Incentive Plan shall mean the Corporation’s 2000 Stock Incentive Plan, as amended and restated from time to time.
R.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
S.    Notice of Exercise shall mean the notice of Option exercise in the form prescribed by the Corporation.
T.    Option shall mean the option granted under the Incentive Plan and evidenced by this Agreement.
U.    Option Shares shall mean the number of shares of Class A Common Stock subject to the Option as specified in Paragraph 1 of this Agreement.
V.    Optionee shall mean the person to whom the Option is granted.
W.    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
X.    Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.
Y.    Service shall mean Optionee’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Optionee no longer performs services in an Employee capacity for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Optionee renders services in an Employee capacity ceases to remain a Parent or Subsidiary of the Corporation, even though Optionee may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation. However, except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written

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policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee is on a leave of absence.
Z.    Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global Market or Global Select Market or the New York Stock Exchange.
AA.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
BB.    Vesting Schedule shall mean the schedule set forth in Paragraph 4 of this Agreement pursuant to which the Option is to become exercisable for the Option Shares in installments over the Optionee’s period of Service.
CC.    Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required by applicable laws and regulations to be withheld by the Corporation in connection with the exercise of the Option.

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